Exhibit 99.1

Miromatrix Names Jim Douglas as New Chief Financial Officer

EDEN PRAIRIE, MN, March 1, 2022 – Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients’ lives, announced the appointment of Jim Douglas as the Company’s new Chief Financial Officer (CFO) effective March 1, 2022. As CFO, Jim will lead Miromatrix’s finance organization and oversee all financial activities of the corporation. Mr. Douglas will succeed Brian Niebur, who will continue to serve Miromatrix as the Vice President of Finance.

“On behalf of everyone at Miromatrix and our Board of Directors, I want to thank Brian for his many contributions during his tenure as CFO for the Company, including his strong leadership through Miromatrix’s IPO. He has played a vital role in enabling our growth and positioning us well for future financial stability,” said Jeff Ross, P.h.D, Miromatrix CEO. “We appreciate his dedication and are excited that he will remain part of the Miromatrix team.”

“It has been a privilege to serve as Miromatrix’s CFO and to see the impact that we are making in fundamentally transforming bioengineered organs. I’m proud to have been part of this important advancement,” said Brian Niebur. “It has and will continue to be an honor to work alongside colleagues who are dedicated to bringing to market superior solutions that improve transplants.”

Mr. Douglas joins the Miromatrix team with over 25 years of relevant work experience in investment banking, industry, and public accounting. Since 2005, Jim worked at Piper Sandler in the healthcare investment banking group, advising biotechnology and medical technology companies on M&A and financing transactions, as well as providing a broad range of strategic guidance. At the time of his departure from Piper Sandler, Mr. Douglas was a managing director and the longest tenured investment banker on the biotechnology team. Before Piper Sandler, Mr. Douglas worked at Abbott Laboratories in the corporate financial planning division and global pharmaceutical operations division (now AbbVie). Prior to Abbott, he worked at PricewaterhouseCoopers providing audit and transaction services. Mr. Douglas graduated from the University of Wisconsin–Milwaukee with an accounting degree and earned a Master of Business Administration degree specializing in analytical finance and marketing from the J.L. Kellogg School of Management at Northwestern University. He is also a certified public accountant.

“I am delighted to welcome Jim to Miromatrix. He brings an impressive background with deep industry expertise to the Miromatrix team,” said Dr. Ross. “His extensive financial experience will be a great value add as he leads our financial operations and will be critical as we drive Miromatrix into the next phase of growth and financial performance.”

“I am honored to join the Company at such a pivotal moment in its development,” said Jim Douglas, Miromatrix CFO. “Miromatrix continues to make significant advancements towards eliminating the transplant waitlist with bioengineered organs, and I look forward to joining Jeff, Brian, and the entire organization to execute the Company’s strategy.”

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients’ lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company’s initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding our first ever transplant of a bioengineered liver transplant into a large animal. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “outlook,” “guidance,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations.

These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our ability to compete successfully with larger competitors in our highly competitive industry; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Registration Statement on Form S-1 (File No. 333-256649), as amended, filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Greg Chodaczek

332-895-3230

ir@miromatrix.com

Media Contact:

press@miromatrix.com